        BYLAWS OF

       MOBODEXTER , INC.

     A Delaware Corporation

ARTICLE I

OFFICES; PURPOSE

Section 1.01.  Registered Office. The registered office of MOBODEXTER , INC. (the “Corporation”) in the State of Delaware shall be located at 16192 Costal Hwy, Lewes, Delaware, 19958 . The name of the Corporation’s registered agent at such address shall be Harvard Business Services, Inc.. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors of the Corporation.

Section 1.02.  Other Offices. The principal office of the Corporation shall be located at 616 Corporate Way, Suite 2-6564, Valley Cottage, NY 10989. The Corporation may also have an office or offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 1.03.  Purposes of the Corporation.  The primary purpose of the Corporation is to engage in any lawful act or activity for which the corporation may be organized under the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time (the “DGCL”).

      ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01. Place and Time of Meetings. All meetings of stockholders shall be held at such date and time as designated in the notice of such meeting by the Board of Directors of the Corporation. The Board of Directors may designate any place, either within or without the State of Delaware, and/or by means of remote communication (as provided under the General Corporation Law of the State of Delaware, as the same may be amended and supplemented (the “DGCL”), as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal executive office of the Corporation as designated in the Certificate of Incorporation.

Section 2.02. Annual Meeting. The annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. Unless members of the Board of Directors (each, a “Director”) are elected by written consent in lieu of an annual meeting as permitted under the DGCL, an annual meeting of stockholders shall be held for the election of Directors. No annual meeting need be held if not required by the Corporation’s Certificate of Incorporation, as the same may be amended from time to time (the “Certificate of Incorporation”). If no annual meeting is held in accordance with the foregoing provisions, or action by written consent to elect directors in lieu of an annual meeting has not been taken, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting. In this case, all references herein to the “annual meeting of stockholders” shall be deemed to refer to such special meeting.

Section 2.03. Special Meetings. Special meetings of stockholders may be called at any time, by the Board of Directors, for any purpose or purposes (including, without limitation, the filling of board vacancies and newly created directorships), and may be held at such time and place, within or without the State of Delaware, and/or by means of remote communication, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Special meetings of stockholders, for any purpose or purposes, may be called by stockholders representing a majority of the voting power of all of the then outstanding shares of stock entitled to vote generally in the election of directors (the “Voting Stock). Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Section 2.04. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, if any, date, time, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose(s), of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. All such notices shall be delivered, either personally, by mail, or by a form of electronic transmission (if consented to by the stockholder), by or at the direction of the Board of Directors, the President or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation.

Any stockholder may waive notice of any meeting, whether special or annual, either before, at or after the meeting. Such a waiver shall be in writing, signed by the person entitled to notice, or waived by electronic transmission by the person entitled to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver or notice, or any waiver by electronic transmission.

Section 2.05. Quorum. Except as otherwise provided in the Certificate of Incorporation or by the DGCL, the presence of stockholders holding a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote, either in person or represented by proxy, shall constitute a quorum for transaction of business at the meeting. The holders of a majority of the shares represented, whether or not constituting a quorum, and who would be entitled to vote at a meeting if a quorum were present, may adjourn such meeting from time to time. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for that adjourned meeting.

Section 2.06. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting thereof are announced at the meeting, at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for the stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.07. Vote Required. Each stockholder shall have one vote for each share of capital stock entitled to vote held of record by such stockholder, and a proportionate vote for each fractional share so hold, unless otherwise provided in the Certificate of Incorporation. When a quorum is present at any meeting, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question (including but not limited to the election of Directors) is one upon which by express provisions of an applicable law or of the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

Where a separate vote by class or series, or classes or series, is required, the affirmative vote of the majority of outstanding shares of such class or series, or classes or series, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter and, in all matters other than the election of Directors, the affirmative vote of the majority of shares of such class or series, or classes or series, present in person or represented by proxy at the meeting shall be the act of such class or series, or classes or series, unless the question is one upon which by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. This Corporation is authorized to issue seventy five million (75,000,000) shares of Class A & B of Common Stock, par value $0.0001 per share (the “Common Stock”), and together with the Class A Common Stock, the “Common Stock”). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of Common Stock of the Corporation, voting together as a single class. Common Stock. A statement of the designations of each class of Common Stock and the powers, preferences and rights and qualifications, limitations or restrictions thereof is as follows:

Voting Rights. (i) Except as otherwise provided herein or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation. (ii) Each holder of shares of Class A Common Stock shall be entitled  to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.(iii) Each holder of shares of Class B Common Stock shall be entitled to ten (10) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

Section 2.08. Proxies. Each stockholder of record entitled to vote at a meeting of stockholders or to express consent or dissent to corporation action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for such stockholder by written proxy executed by the stockholder or his authorized agent and delivered to the Secretary or other officer of the Corporation authorized to tabulate votes. No such proxy shall be voted or acted upon after three (3) years from its date of execution unless the proxy expressly provides for a longer period.

The death or incapacity of the stockholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes before the proxy exercises his or her authority under the appointment. An appointment of a proxy is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest sufficient in law to support an irrevocable power.

Section 2.08. Proxies. Each stockholder of record entitled to vote at a meeting of stockholders or to express consent or dissent to corporation action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for such stockholder by written proxy executed by the stockholder or his authorized agent and delivered to the Secretary or other officer of the Corporation authorized to tabulate votes. No such proxy shall be voted or acted upon after three (3) years from its date of execution unless the proxy expressly provides for a longer period.

The death or incapacity of the stockholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes before the proxy exercises his or her authority under the appointment. An appointment of a proxy is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest sufficient in law to support an irrevocable power.

Section 2.09. Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing or electronic transmission, setting forth the action so taken and bearing the dates of signature of the stockholders who gave the consent or consents, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted,  and delivered to the Corporation by delivery to its registered office in the State of Delaware, or the Corporation’s principal executive office, or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. No written or electronic consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation as required by this Section 2.09, consents given by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written or electronic consent shall be given to those stockholders who have not consented. Any action taken pursuant to such written or electronic consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted in lieu of the original writing for any and all purposes for which the original writing could be used; provided, however, that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

           Section 2.10. Record Date. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at that meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his or her name; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the entire time of the meeting, and may be inspected by any stockholder who is present.

ARTICLE III

DIRECTORS

Section 3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation.

Section 3.02. Number and Term of Office. The number of Directors who shall constitute the entire Board of Directors shall be determined by resolution of the stockholders, but shall in no event be less than one (1). The number of directors may be decreased at any time and from time to time either by the stockholders or by a majority of the Directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more Directors. The Directors shall be elected at the annual meeting of stockholders or by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled. The number of Directors may be increased at any time and from time to time by the stockholders or by a majority of the Directors then in office. Each Director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his or her earlier death, resignation or removal.

Section 3.03. Procedure for Election of Directors; Required Vote. Election of Directors at all meetings of the stockholders at which Directors are to be elected shall be by ballot. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. A plurality of the votes cast at any meeting for the election of Directors at which a quorum is present shall elect Directors. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, in all matters other than the election of Directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

Stockholders may act by written consent to elect Directors; provided, however, that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Any other proper business may be transacted at the annual meeting of shareholders.

A bylaw amendment adopted by stockholder which specifies the votes that shall be necessary for the election of Directors shall not be further amended or repealed by the Board of Directors.

Section 3.04. Duties. A director shall discharge his or her duties as a director, including his or her duties as a member of a committee: (a) in good faith; (b) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (c) in a manner he or she reasonably believes to be in the best interests of the Corporation.

Section 3.05. Removal and Resignation. Any Director may resign by delivering his or her notice of resignation in writing or by electronic transmission to the Corporation at its principal office. Such resignation shall be effective upon receipt unless the resignation is specified to be effective at some other time or upon the happening of some other event. Any Director, or the entire Board of Directors, may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors, except that the Directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class or series, and except as otherwise as provided in the DGCL.

Section 3.06. Vacancies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a Director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his or her earlier death, resignation or removal.

Section 3.07. Time, Notice, and Call of Meetings. The Board of Directors may, at any time and from time to time, provide by resolution the time and place, either within or without the State of Delaware, for the holding of regular meetings of the Board of Directors. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as the Board of Directors may fix; provided that any Director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after, and at the same place, as the annual meeting of stockholders.

Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, President, two or more Directors, or by one Director in the event there is only a single Director in office. Notice of any special meeting of Directors shall be given at least twenty-four (24) hours in advance, by telephone, email or in writing, stating the date, time, and place of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not describe the purpose of the special meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Section 3.08. Quorum and Adjournment. A majority of the total number of the entire Board of Directors then in office shall constitute a quorum at all meetings of the Board of Directors for purposes of conducting business. In the event that one or more of the Directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such Director so disqualified; provided, however, that in no case shall less than one third (1/3) of the number so fixed constitute a quorum. The majority vote of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.09. Committees. The Board of Directors may, by resolution passed by a majority of the Directors then in office, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which to the extent provided in such resolution or these Bylaws shall have and may exercise the powers of the Board of Directors in the management and affairs of the Corporation except as otherwise limited by the DGCL. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the DGCL, shall have any may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 3.10. Communications Equipment. Members of the Board of Directors or any committee designated by the Board, may participate in and act at any meeting of such Board of Directors or committee thereof through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 3.10 shall constitute presence in person at the meeting.

Section 3.11. Waiver of Notice and Presumption of Assent. Notice of a meeting of the Board of Directors or any committee thereof need not be given to any Director or committee member who signs a waiver of notice either before, at, or after the meeting. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such director of the Corporation who is present at a meeting of its Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or votes against or abstains from the action taken.

Section 3.12. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those Directors present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.

Section 3.13.  Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing(s) or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this subsection at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 3.14.  Compensation of Directors.  Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

ARTICLE IV

OFFICERS

Section 4.01. Number. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, Managing Director Legal and Project Finance, Managing Director Global Operations, a Secretary, a Treasurer, and such other officers with such other titles as the Board of Directors shall determine. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable. No officer needs to be a shareholder.

Section 4.02.  Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. The Board of Directors shall appoint other officers to serve for such terms it deems desirable. Each officer shall hold office until such officer’s successor is duly elected and qualified (unless a different term is specified in the vote appointing him or her) or until such officer’s earlier death, resignation or removal as hereinafter provided. Other officers may be appointed by the Board of Directors at any meeting.

Section 4.03. Removal and Resignation. Any officer may be removed, at any time, with or without cause, by a vote of a majority of the entire number of Directors then in office.  Any officer may resign by delivering his or her written resignation to the Corporation at its principal office or to the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

Section 4.04. Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Section 4.05. Compensation. Compensation of all officers shall be fixed by the Board of Directors or a subset or committee thereof designated by the Board of Directors as having responsibility for compensation of officers, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 4.06. The Chairman of the Board. The Chairman of the Board, which shall initially be Frederick L. Whitaker, shall be a member of the Board of Directors and, if present, shall preside at each meeting of the Board of Directors or stockholders. He or she shall advise the Chief Executive Officer, and in the Chief Executive Officer’s absence, other officers of the Corporation, and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

Section 4.07. The Chief Executive Officer. In the absence of the Chairman of the Board or if a Chairman of the Board shall have not been elected, the Chief Executive Officer (i) shall preside at all meetings of the stockholders and Board of Directors at which he or she is present (if the Chief Executive Officer is also a Director); (ii) subject to the powers of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and (iii) shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these Bylaws.

Section 4.08. Vice Presidents. The Vice President, if any, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors shall, in the absence or disability of the Chief Executive Officer, act with all of the powers and be subject to all the restrictions of the Chief Executive Officer. The Vice President(s) shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or these Bylaws may, from time to time, prescribe.

Section 4.09. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the Chief Executive Officer’s supervision, the Secretary (i) shall give, or cause to be given, all notices required to be given by these Bylaws or by applicable law; (ii) shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or these Bylaws may, from time to time, prescribe; and (iii) shall have custody of the corporate seal of the Corporation, if any.

          The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the President, or Secretary may, from time to time, prescribe.

          In the absence of a Secretary or Assistant Secretary, at any meeting of stockholders or Directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

Section 4.10. The Treasurer and Assistant Treasurers. The Treasurer (i) shall have the custody of the corporate funds and securities; (ii) shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; (iii) shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Board of Directors; (iv) shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; (v) shall render to the Chief Executive Officer and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; and (vi) shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or these Bylaws may, from time to time, prescribe. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or Treasurer may, from time to time, prescribe.

Section 4.11. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 4.12, Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

Section 4.13. Salaries.  Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE V

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 5.01. Nature of Indemnity. Each person who was or is made a party or is or was threatened to be made a party to or is or was otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she (or a person of whom he or she is the legal representative), is or was a Director, officer, or fiduciary of the Corporation or, while a Director, officer, or fiduciary of the Corporation, is or was serving at the request of the Corporation as a Director, officer, fiduciary, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, or fiduciary or in any other capacity while serving as a Director, officer, fiduciary, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the DGCL (but, in the case of an amendment of the DGCL, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) actually and reasonably incurred or suffered by such person in connection with such proceeding and such indemnification shall continue to such person who has ceased to be a Director, officer, or fiduciary and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 5.02 of these Bylaws, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized at any time or from time to time by the Board of Directors of the Corporation. The foregoing proviso shall not apply (i) to counterclaims or affirmative defenses asserted by a person seeking indemnification in an action brought against such person or (ii) to any proceeding brought by a person seeking indemnification or payment under any directors’ and officers’ liability insurance covering such person or seeking enforcement of such person’s rights to indemnification under this Article V. The right to indemnification conferred in this Article V shall be a contract right and, subject to Sections 5.01 and 5.06 of these Bylaws, shall include the right to payment by the Corporation of the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 5.02. Limitation of Director Liability. To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for any liability imposed by law (as in effect from time to time) (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involved intentional misconduct of a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the Director derived an improper personal benefit.

Section 5.03. Right of Claimant to Bring Suit. If a claim under Section 5.01 of these Bylaws is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 5.04. Nonexclusively of Article V. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.05. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 5.06. Expenses. Expenses incurred by any person described in Section 5.01 or these Bylaws in defending a proceeding shall be paid by the Corporation in advance of such proceeding’s final disposition unless otherwise determined by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the relevant director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 5.07. Service for Subsidiaries. Any person serving as a Director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least fifty percent (50%) of whose equity interests are owned by the Corporation shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 5.08. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

Section 5.09 Contract Rights. The provisions of this Article V shall be deemed to be a contract right between the Corporation and each Director, officer, or fiduciary who serves in any such capacity at any time while this Article V and the relevant provisions of the DGCL or other applicable law are in effect, and such rights shall continue as to a Director, officer, or fiduciary who has ceased to be a Director, officer, or fiduciary and shall inure to the benefit of such Director’s, officer’s, or fiduciary’s heirs, executors and administrators. Any repeal or modification of this Article V or any such law that adversely affects any right of any Director, officer, or fiduciary or former director, officer, or fiduciary shall be prospective only and shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

Section 5.10. Merger or Consolidation. For purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 5.11. Certificate of Incorporation. Any discrepancies in the indemnification provisions in these Bylaws and the Certificate of Incorporation shall be determined in favor of the language of the Certificate of Incorporation.

ARTICLE VI

 CERTIFICATES OF STOCK

Section 6.01. Issuance of Stock; Additional Shares of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration, and on such terms as the Board of Directors may determine. The Board of Directors may, at any time and from time to time, if all of the shares of capital stock which the Corporation is authorized by its Certificate of Incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its Certificate of Incorporation.

Section 6.02. Form. Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him or her in the Corporation.  Certificates representing shares in the Corporation shall be signed (either manually or by facsimile) by, or in the name of the Corporation by, the Chairman of the Board of Directors, Chief Executive Officer or Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

A certificate that has been signed by an officer or officers who later ceases to be such officer shall be valid. Each certificate representing shares shall state upon the face thereof the name of the Corporation; that the Corporation is organized under the laws of the State of Delaware; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents.

If the Corporation is authorized to issue different classes of shares or different series within a class, the powers, designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate representing shares of such class or series of stock; alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the stockholder a full statement of this information on request and without charge.

Each certificate for shares of stock that is subject to any restriction on transfer pursuant to the Certificate of Incorporation, bylaws, applicable securities laws or any agreement among any number of shareholders, or among such holders and the Corporation, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

Section 6.03. Transfer of Shares. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of such shares in person or by such person’s attorney duly authorized in writing, and (a) in the case of certificated shares of stock, only after the surrender to the Corporation of the certificates representing such shares, and (b) in case of uncertificated shares of stock, upon receipt of proper transfer instructions form the registered holders of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form as determined by the Corporation from time to time. Except as provided under applicable law, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 6.03. Record Date. For purposes of fixing the record date in order to determine the stockholders entitled to notice of a stockholders’ meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix the record date, provided, however, that such record date may not be more than sixty (60) days nor less than ten (1) days before the meeting or action requiring a determination of stockholders. A determination of stockholders entitled to notice of or to vote at a stockholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

           If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is properly delivered to the corporation. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

Section 6.04. Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) at the discretion of the Board of Directors, gives bond in such form as the Corporation may direct, to indemnify the Corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

ARTICLE VI GENERAL PROVISIONS

Section 7.01. Books and Records. This Corporation shall maintain accurate accounting records, and shall keep as permanent records minutes of all meetings of its stockholders and Board of Directors, a record of all actions taken by the stockholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation or its agent shall maintain a record of its stockholders in a form that permits preparation of a list of the names and addresses of all stockholders in alphabetical order by class of shares showing the number and series of shares held by each. The records shall be maintained in written form or in any other form capable of being converted into written form within a reasonable time.

Section 7.02.  Dividends. The Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends on its shares in cash, property or its own shares, to the full extent permitted by law.

Section 7.03. Amendments. These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two (2) days prior to the meeting.

Section 7.04. Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

             Section 7.05. Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

             Section 7.06. Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

            Section 7.07. Voting of Securities. Except as the directors may otherwise designate, the Chief Executive Officer or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

            Section 7.08. Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

CERTIFICATE OF ADOPTION OF BYLAWS

OF

MOBODEXTER , INC.

ADOPTION BY INCORPORATOR

The undersigned person appointed in the certificate of incorporation to act as the Incorporator of MOBODEXTER , INC., a Delaware corporation, hereby adopts the foregoing Bylaws as the Bylaws of the corporation.

Executed on December 15, 2016.

MOBODEXTER, INC., Incorporator

CERTIFICATE BY SECRETARY OF ADOPTION BY INCORPORATOR

The undersigned hereby certifies that the undersigned is the duly elected, qualified, and acting Secretary of MOBODEXTER , INC., a Delaware corporation, and that the foregoing Bylaws were adopted as the Bylaws of the corporation on December 15th, 2016 by the person appointed in the certificate of incorporation to act as the Incorporator of the corporation.

Executed on December 15, 2016

By: Kavitha Gopalan

/s/ Kavitha Gopalan

Name: Kavitha Gopalan

Title:    Director/Secretary